Exhibit 10.1

Telimatrix Group Executive Incentive Scheme

adopted by

Telimatrix Limited

(Registration No. 1995/013858/06)

Part I – Interpretation and Introduction

1.	Interpretation and preliminary

The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. Unless a contrary intention clearly appears:

1.1.	words importing:

1.1.1.	any one gender include the other two genders;

1.1.2.	the singular include the plural and vice versa; and

1.1.3.	natural persons include created entities (corporate or unincorporate) and the state and vice versa;

1.2.	the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely:

1.2.1.	“Act” means the Companies Act, 1973;

1.2.2.	“auditors” means the auditors of the company at the relevant time, at present being PricewaterhouseCoopers Inc.;

1.2.3.	“award” means the granting of a share option, phantom option, performance option or phantom performance option in terms of this scheme;

1.2.4.	“capitalisation issue” means an issue of fully paid shares capitalised from (any or a combination of) the company’s share premium, capital redemption reserve fund or reserve fund to existing shareholders of the company in proportion to their shareholdings at a specific date;

1.2.5.	“Common Monetary Area” means South Africa, the Republic of Namibia, the Kingdom of Lesotho and Swaziland;

1.2.6.	“the company” means Telimatrix Limited (Registration No. 1995/013858/06);

1.2.7.	“the directors” means the board of directors for the time being of the company or any committee thereof to whom the powers of the directors in respect of the scheme are properly delegated, presently being the remuneration committee;

1.2.8.	“employee” means anyone employed in a full time capacity by the group including, to the extent permitted by the Listings Requirements of the JSE, any non-executive director of or any consultant to the group;

1.2.9.	“exercise date” means the date on which an option, phantom option, performance option or phantom performance option is exercised in terms of this scheme;

1.2.10.	“group” means the company or any of its subsidiaries or any partnership or joint venture of which the company or any of its subsidiaries is a partner or joint venture participant;

1.2.11.	“implementation date” means the date on which the ordinary shares are admitted for listing on the JSE;

1.2.12.	“the JSE” means the JSE Limited;

1.2.13.	“option” means an option to subscribe for ordinary shares granted in terms of the Share Option Scheme;

1.2.14.	“option date” means the date upon which an option, phantom option, performance option or phantom performance option is granted to an option holder;

1.2.15.	“option holder” means any employee to whom an option, phantom option, performance option or phantom performance option is granted;

1.2.16.	“option price” means the price at which an option, phantom option, performance option or phantom performance option may be exercised by an option holder;

1.2.17.	“ordinary share” means an ordinary share in the capital of the company;

1.2.18.	“participant” means an employee who has been made an award in terms of this scheme;

1.2.19.	“performance option” means an option to subscribe for ordinary shares granted in terms of the Share Performance Scheme;

1.2.20.	“phantom option” means a phantom option granted in terms of the Phantom Option Scheme;

1.2.21.	“phantom performance option” means a phantom option granted in terms of the Phantom Performance Scheme;

1.2.22.	“Phantom Share Option Scheme” means the scheme detailed in Part III of this scheme;

1.2.23.	“Phantom Share Performance Scheme” means the scheme detailed in Part V of this scheme;

1.2.24.	“retired employee” means any participant who retires at or after the normal retirement age laid down by the company from time to time or at an earlier age consented to by the directors;

1.2.25.	“retrenched employee” means any participant who is retrenched by the company;

1.2.26.	“rights issue” means an offer of any securities of the company to all ordinary shareholders of the company pro rata to their holdings;

1.2.27.	“Share Option Scheme” means the scheme detailed in Part II of this scheme;

1.2.28.	“Share Performance Scheme” means the scheme detailed in Part IV of this scheme;

1.2.29.	“this scheme” means the incentive schemes detailed herein comprising collectively, the Share Option Scheme, the Phantom Share Option Scheme, the Share Performance Scheme and the Phantom Share Performance Scheme as set out in this deed, as amended from time to time in terms hereof;

1.2.30.	“share price” means

1.2.30.1.	if the ordinary shares are listed on the JSE (or another recognised stock exchange) the volume weighted average price at which the shares in the company traded on the JSE for the 20 trading days immediately preceding the date on which the share price is being calculated; and

1.2.30.2.	if the ordinary shares are not listed on the JSE, the fair market price of the ordinary shares on the date in question as determined by the directors of the company;

1.2.31.	“SRP Code” means the Securities Regulation Code on Takeovers and Mergers;

1.3.	any reference in this agreement to “date of signature hereof” shall be read as meaning a reference to the date of the signature of this scheme;

1.4.	any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time;

1.5.	if any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of this scheme;

1.6.	when any number of days is prescribed in this scheme, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday;

1.7.	where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

1.8.	where any term is defined within the context of any particular clause in this scheme, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.9.	the expiration or termination of this agreement shall not affect such of the provisions of this agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

2.	Purpose

The purpose of this scheme is to provide a mechanism for the remuneration and incentivisation of the senior executives, management and other employees within the group; to increase employee and shareholder alignment through employee share ownership; and to attract and retain key talent.

3.	Awards that can be made under the scheme

3.1.	The aggregate number of awards that can be made under this scheme is limited to an amount equivalent to 10% of the issued shares of the company from time to time which as at the implementation date shall comprise 64 000 000 ordinary shares.

3.2.	The aggregate number of awards that may be made to any particular participant under this scheme is limited to an amount equivalent to 1% of the issued shares of the company from time to time which as at the implementation date shall comprise 6 400 000 ordinary shares.

3.3.	The limitations in clauses 3.1 and 3.2 shall apply to the number of awards not yet exercised at the time in question and not to awards that have been duly exercised.

Part II – Share Option Scheme

4.	Share Option Scheme

4.1.	The Share Option Scheme is designed to provide a mechanism to attract and retain key talent and to increase employee and shareholder alignment through employee share ownership.

4.2.	The directors may from time to time resolve to award options to any employees.

4.3.	Options shall be awarded by delivery to the employee concerned of a letter in the form stipulated by the directors from time to time.

5.	The options

5.1.	Any option awarded in terms of the Share Option Scheme shall be on the following terms:

5.1.1.	the option price shall be not less than the share price calculated as at the option date;

5.1.2.	options granted on a particular option date may be exercised in multiples of 100 (or in full) as follows:

5.1.2.1.	up to 25% of any options granted on the option date in question at any time after the second anniversary of the option date;

5.1.2.2.	up to 50% of any options granted on the option date in question at any time after the third anniversary of the option date;

5.1.2.3.	up to 75% of any options granted on the option date in question at any time after the fourth anniversary of the option date; and

5.1.2.4.	up to 100% of any option granted on the option date in question at any time after the fifth anniversary of the option date,

provided that the directors shall be entitled to permit the exercise of any options granted under the option scheme prior to the dates stipulated above if, in their opinion, special circumstances which would justify the early exercise of any options;

5.1.3.	options shall be personal to and only capable of being exercised by the employee to whom they are granted (or the executor of the deceased estate of the employee concerned) and no employee may sell or otherwise dispose of, transfer, cede or pledge or otherwise encumber any options granted to him in terms of the option scheme;

5.1.4.	the exercise of option must be by way of a written notice signed by the employee concerned (or the executor of his deceased estate) and delivered to the secretary of the company or any other person nominated by the directors for this purpose. Exercise of an option must be accompanied by the option price in respect of the option/s in question together with any PAYE or other taxes which the company is required to withhold in respect of the exercise of the options failing which the exercise of the options concerned will be of no force and effect;

5.1.5.	any options not duly exercised by an employee (in terms of and subject to clause 5.1):

5.1.5.1.	by the 6th anniversary of the option date shall lapse;

5.1.5.2.	within 6 months of the employee becoming a retired employee or a retrenched employee shall lapse – unless the directors resolve to extend this period;

5.1.5.3.	within 12 months of the death of the employee, or the termination of the employee’s employment by virtue of their incapacity, shall lapse – unless the directors resolve to extend this period;

5.1.5.4.	prior to any employee ceasing to be employed by the group (for reasons other than those envisaged in clause 5.1.5.2 and 5.1.5.3) shall lapse – unless the directors resolve to provide a period within which such options can be exercised;

5.1.6.	save as set out herein options will not entitle participants to any voting, dividend transfer or other rights until such time as they are exercised.

5.2.	The ordinary shares in respect of which an option is duly exercised shall rank pari passu with the existing ordinary shares and shall be allotted and issued by the directors within 14 days after the exercise of the option. The directors shall procure that a listing is granted in respect of the shares on the stock exchanges, if any, on which the company’s ordinary shares are listed and quoted (subject to the rules and requirements of the exchanges in question).

5.3.	For the purposes of clause 5.1.5.4, an employee shall be deemed to have ceased to be employed by the group:

5.3.1.	if there are grounds which would have justified a summary dismissal of the employee at common law and the directors elect to rely on them for the purposes of clause 5.1.5.4 (whether or not the employee actually ceases to be employed), on the date upon which such grounds arose; or otherwise

5.3.2.	on the day on which notice of termination of his employment is given.

Part III – Phantom Share Option Scheme

6.	The Phantom Share Option Scheme

6.1.	The Phantom Share Option Scheme has the same aims as the Share Option Scheme save that it allows for a cash payment as opposed to the issue of shares.

6.2.	The purpose of the Phantom Share Option Scheme is to provide the directors with flexibility in the context of changing tax and accounting treatment of share schemes.

6.3.	The directors may from time to time resolve to award phantom options to any employees.

6.4.	Phantom options shall be awarded by the delivery to the employee concerned of a letter in a form stipulated by the directors from time to time.

7.	The phantom options

The provisions of clause 5 of this deed shall apply mutatis mutandis to phantom options on the basis that:

7.1.	references to options in clause 5 shall be deemed to be references to phantom options;

7.2.	on the exercise of a phantom option the option holder shall be entitled to receipt of a bonus equivalent to the amount by which the share price on the exercise date exceeds the option price multiplied by the number of phantom option being exercised; and

7.3.	the bonus referred to in clause 7.2 shall be paid by the company net of any PAYE or other taxes which the company is required to withhold or deduct in respect of such bonus and shall be payable, at the election of the company, either:

7.3.1.	in cash within 10 business days of the exercise date; or

7.3.2.	by the issue and allotment of ordinary shares at a price equivalent to the share price on the exercise date on mutatis mutandis the basis envisaged in clause 5.2.

Part IV – The Share Performance Scheme

8.	The Share Performance Scheme

8.1.	The Share Performance Scheme is designed to incentivise employees to achieve pre-determined performance targets that will create sustained value growth for the group.

8.2.	The directors may from time to time in their sole discretion resolve to award performance options to employees.

8.3.	Performance options shall be awarded by the delivery to the employee concerned of a letter in a form stipulated by the board from time to time.

9.	Performance options

9.1.	Performance options shall have the following terms:

9.1.1.	unless otherwise determined by the board, the option price in respect of the performance options shall be Rnil;

9.1.2.	the performance options will be subject to the achievement of certain conditions (the “conditions”) over a specified period (the “condition period”) as determined by the directors. The conditions will include that the employee is still in the employ of the group at the end of the condition period;

9.1.3.	at the end of the condition period the directors will determine whether and the extent to which the performance conditions have been met. Depending upon the directors’ determination in this regard, all or any proportion of the performance options granted to the employee will be vested in the employee concerned by the directors by way of written notice to the employee (in a form stipulated by the directors from time to time);

9.1.4.	upon vesting of the performance options the provisions of clause 5 shall apply, mutatis mutandis, to the performance options on the basis that references to options in clause 5 shall be deemed to be references to performance options save that:

9.1.4.1.	the option price shall be Rnil (or such other price as was determined by the directors in terms of clause 9.1.1);

9.1.4.2.	the restrictions applicable to the exercise of options in terms of clause 5.1.2 shall not apply to the performance options unless the directors have stipulated otherwise either at the time that the performance options were awarded or at the time that they were vested in terms of clause 9.1.3.

Part V – The Phantom Share Performance Scheme

10.	The Phantom Share Performance Scheme

10.1.	The Phantom Share Performance Scheme has the same aims as the Share Performance Scheme save that it allows for a cash payment as opposed to the issue of shares.

10.2.	The purpose of the Phantom Share Performance Scheme is to provide the directors with flexibility in the context of changing tax and accounting treatment of share schemes.

10.3.	The directors may from time to time resolve to award phantom performance options to any employees.

10.4.	Phantom performance options shall be awarded by the delivery to the employee concerned of a letter in a form stipulated by the directors from time to time.

11.	The phantom performance options

The provisions of clause 9 of this deed shall apply mutatis mutandis to phantom performance options on the basis that:

11.1.	references to performance options in clause 9 shall be deemed to be references to phantom performance options;

11.2.	on the exercise of a phantom performance option the option holder shall be entitled to receipt of a bonus equivalent to the amount by which the share price on the exercise date exceeds the option price (as envisaged in clause 9.1.1) multiplied by the number of phantom performance options being exercised; and

11.3.	the bonus referred to in clause 11.2 shall be paid by the company net of any PAYE or other taxes which the company is required to withhold or deduct in respect of such bonus and shall be payable, at the election of the company, either:

11.3.1.	in cash within 10 business days of the exercise date; or

11.3.2.	by the issue or delivery of ordinary shares at a price equivalent to the share price on the exercise date on mutatis mutandis the basis envisaged in clause 5.2.

Part VI – General

12.	Directors

12.1.	Where this scheme refers to any determination, action, resolution or decision by the directors (collectively “decision”) such decision will be in the sole and unfettered discretion of the directors and no participant shall have any action against the directors as a result of any such decision decision.

12.2.	Decisions of the directors in relation to any matters relating to this scheme shall be final and binding on the participants.

13.	Change to share capital and change of control

13.1.	In the event of any increase or variation of the share capital of the company by way of a capitalisation issue or rights issue, sub-division, consolidation or reduction of capital appropriate adjustments will be made to the rights of participants as may be determined by the auditors of the company (and confirmed by the directors) to be fair and reasonable in the circumstances – on the basis that such adjustments should give any participant the entitlement to the same proportion of the equity capital of the company as the proportion to which he was previously entitled.

13.2.	If the company is the subject of an affected transaction (as defined in the SRP Code) the directors shall procure that any offer being made to ordinary shareholders be extended to the participants on an appropriate/equivalent basis, it being recorded that (subject to the provisions of the SRP Code) where in terms of the affected transaction provision is being made for participants to be granted awards in respect of shares to be issued by another company on terms, in the opinion of the auditors and the directors, are, not less favourable than those on which the participants are entitled to under this scheme, the participants shall be obliged to accept such awards in lieu of their existing awards.

14.	Amendments

14.1.	This directors may amend this scheme from time to time (with the approval if required of the JSE and any other exchange on which the company’s shares are listed) in any respect including any amendment which:

14.1.1.	is necessary to secure or maintain favourable tax, exchange control or regulatory treatment of the company or any company in the group;

14.1.2.	facilitates the administration of the scheme.

14.2.	Notwithstanding the provisions of clause 14.1 no amendment affecting any of the following matters shall be competent unless sanctioned by the shareholders of the company in general;

14.2.1.	the category of persons who may participate under this scheme;

14.2.2.	the maximum number of awards that may be made under this scheme and the maximum number of awards which may be made to a single participant under this scheme;

14.2.3.	the option price and the method for determining the option price;

14.2.4.	the rights of a participant on termination of employment, retirement or retrenchment; and

14.2.5.	the voting, dividend, transfer and other rights attaching to any awards made under this scheme.

15.	Exchange control and taxation

15.1.	Employees who are not residents of the Common Monetary Area, or who are emigrants from the Common Monetary Area, shall only be entitled to participate in the scheme to the extent permitted by all applicable Exchange Control Regulation.

15.2.	The company shall be entitled to withhold from any amount payable, or any shares that are required to be issued, in terms of this scheme any amounts that it is required to withhold or deduct in terms of any relevant tax or other legislation or regulation.

THUS DONE and SIGNED at MIDRAND on this 8 day of OCTOBER 2007.

Telimatrix Limited
Director

Approved by an ordinary resolution passed at a general meeting of the company held at Stellenbosch on 18 September 2007.

DEED OF AMENDMENT

TO THE MIX TELEMATICS EXECUTIVE INCENTIVE SCHEME

(the “main deed”)

adopted by

Mix Telematics Limited

(previously known as Telimatrix Limited)

(Registration No.1995/013858/06)

1.	INTERPRETATION

In this addendum, unless the context clearly indicates a contrary intention, words and expressions defined in the main agreement shall bear the same meanings.

2.	RECITAL

The parties wish to record, in this addendum certain amendments to the main agreement.

3.	AMENDMENTS TO THE MAIN AGREEMENT

The main agreement is amended as follows:

3.1.	By deleting clause 3.1 in its entirety and replacing it with the following:

“3.1 The aggregate number of awards that can be made under this scheme is limited to an amount of 65 700 000 ordinary shares.”

3.2.	By deleting clause 3.2 and replacing it with the following:

“The aggregate number of awards that may be made to any particular participant under this scheme is limited to an amount of 18 000 000 ordinary shares.”

3.3.	By deleting clause 3.3 in its entirety.

4.	APPLICABILITY OF THE MAIN AGREEMENT

4.1.	The amendments to the main agreement in terms of clause 3 above shall be deemed to have been made with effect from the date of signature of this addendum.

4.2.	Save as amended herein the main agreement shall remain of full force and effect, provided that should there be any conflict between the provisions of the main agreement and this addendum, the provisions of this addendum shall prevail.

SIGNED by the parties on the following dates and at the following places respectively:

DATE	PLACE	SIGNATURE

		For:	Mix Telematics Limited

31 January 2011	Midrand
who warrants that he is duly authorised hereto

SECOND DEED OF AMENDMENT

TO THE MIX TELEMATICS EXECUTIVE INCENTIVE SCHEME

(the “main deed”)

adopted by

Mix Telematics Limited

(previously known as Telimatrix Limited)

(Registration No. 1995/013858/06)

1.	INTERPRETATION

In this addendum, unless the context clearly indicates a contrary intention, words and expressions defined in the main deed shall bear the same meanings.

2.	AMENDMENT TO THE MAIN DEED

Clause 3.1 of the main deed, as amended, is further amended by deleting “65 700 000” and replacing it with “98 550 000” in order thereby to increase the aggregate number of awards that can be made under the scheme governed by the main deed.

3.	APPLICABILITY OF THE MAIN DEED

3.1.	This amendment to the main deed shall be with effect from the date of signature of this addendum.

3.2.	Save as amended herein, the main deed shall remain of full force and effect.

SIGNED on the following date and at the following place:

DATE	PLACE	SIGNATURE

		For:	Mix Telematics Limited

13 September 2011	Midrand
who warrants that he is duly authorised hereto